Exhibit 10.54

THIRD AMENDMENT TO CREDIT AGREEMENT

          THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), entered into as of March 2, 2012 (the “Effective Date”), by and among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), the Lenders party hereto, and FIFTH THIRD BANK, an Ohio banking corporation (“Fifth Third”), in its capacity as Agent for Lenders and LC Issuer under this Agreement (“Agent”) and as LC Issuer and a Lender, is as follows:

Preliminary Statements

                    A. ISA and ISA Indiana (each a “Borrower” and, collectively, “Borrowers”), Agent, LC Issuer and the Lenders entered into that certain Credit Agreement dated as of July 30, 2010, as amended by the First Amendment to Credit Agreement dated as of April 14, 2011and the Second Amendment to Credit Agreement (the “Second Amendment”) dated as of November 16, 2011 (as modified, extended, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

                    B. Borrowers have requested that Agent, LC Issuer and the Lenders: (i) waive certain Events of Default; (ii) modify the Senior Leverage Ratio as specifically set forth herein and (iii) amend certain other provisions of the Credit Agreement.

                    C. Agent, LC Issuer and the Lenders are willing to so amend the Credit Agreement, all on the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

          In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, LC Issuer and the Lenders and Borrowers hereby agree as follows:

          1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

                    1.1 The following definitions are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Third Amendment” means the Third Amendment to Credit Agreement among Agent, LC Issuer, the Lenders and Borrowers dated to be effective as of March 2, 2012.

“Third Amendment Effective Date” means March 2, 2012.

                    1.2 The following definitions in Section 1.2 of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective steads:

“Test Period” means, with respect to a particular Computation Date, the period of four (4) consecutive Fiscal Quarters ending on such Computation Date (i.e., a rolling four (4) consecutive Fiscal Quarter period). The first Test Period for the purposes of this Agreement shall be the Fiscal Quarter ending on March 31, 2012; provided that for purposes of the determination of the: (i) Senior Leverage Ratio as of the Computation Date for the Fiscal Quarters ending on March 31, 2012, June 30, 2012, and September 30, 2012, Consolidated Adjusted EBITDA, as of each such Fiscal Quarter then ended, shall be an amount equal to the product of: (a) Consolidated Adjusted EBITDA for the period beginning on January 1, 2012 and ending on each such Fiscal Quarter then ended, divided by the total number of days for the period beginning on January 1, 2012 and ending on such Fiscal Quarter then ended and multiplied by (b) 365; and (ii) Fixed Charge Coverage Ratio as of the Computation Date for the Fiscal Quarter ending: (a) on March 31, 2012, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall equal the amount of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for the period commencing on January 1, 2012 through, and including, March 31, 2012; (b) on June 30, 2012, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall equal the amount of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for the period commencing on January 1, 2012 through, and including, June 30, 2012; and (c) on September 30, 2012, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall equal the amount of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for the period commencing on January 1, 2012 through, and including, September 30, 2012.

“Unused Line Fee” means a fee payable pursuant to Section 6.9(a) at a rate per annum equal to 0.75% (computed on the basis of a 360-day year for the actual number of days elapsed) on the daily amount of the Maximum Revolving Commitment less the aggregate outstanding Revolving Loans and Letter of Credit Exposure.

                    1.3 Section7.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:

Section 7.1 Senior Leverage Ratio. Borrowers shall not permit the Senior Leverage Ratio for (a) the Test Period ending on the Computation Date occurring on March 31, 2012 to exceed 4.25 to 1; (b) the Test Periods ending on the Computation Dates occurring on June 30, 2012 and September 30, 2012 to exceed 3.50 to 1; and (c) each Test Period ending on each Computation Date occurring on or after December 31, 2012 to exceed 3.25 to 1.

                    1.4 Exhibit D of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit D in its stead.

          2. Waiver of Covenant Defaults. Events of Default have occurred under (i) Section 7.1 of the Credit Agreement in connection with the Senior Leverage Ratio Financial Covenant for the Fiscal Quarter ending on December 31, 2011 and (ii) Section 7.2 of the Credit Agreement in connection with the Fixed Charge Coverage Ratio Financial Covenant for the Fiscal Quarter ending on December 31, 2011 (collectively, the “Existing Defaults”). Borrowers have requested that Agent, LC Issuer and the Lenders waive the Existing Defaults. Agent, LC Issuer and the Lenders hereby waive the Existing Defaults. The waiver provided in this Section 2 will not apply to any other Event of Default, whether past, present, or future, including, without limitation, any violations of the above described Financial Covenants as of dates occurring after the dates specifically referenced in this Section 2. The waiver provided in this Section 2, either alone or together with other waivers which Agent, LC Issuer and the Lenders may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Agent, LC Issuer and the Lenders to waive any Event of Default past, present or future, other than the Events of Default specifically waived by this Amendment, or reduce, restrict or in any way affect the discretion of Agent, LC Issuer and the Lenders in considering any future waiver requested by Borrowers. The foregoing Events of Default will not be deemed to limit or estop Agent, LC Issuer or the Lenders from exercising any rights or remedies with respect to any other Event of Default.

          3. Consultant; Cash Flow Forecast. Borrowers hereby agree to continue to retain Consultant (as defined in the Second Amendment) and to deliver the Cash Flow Forecast (as defined in the Second Amendment) to Agent in accordance with the provisions of Section 3 of the Second Amendment.

          4. Reaffirmation of Cross-Guaranties. Each of the Borrowers (collectively, the “Cross-Guarantors”) hereby (i) confirms, ratifies and reaffirms its respective Cross-Guaranty and (ii) acknowledges and agrees that no Cross-Guarantor is released from its obligations under its respective Cross-Guaranty by reason of this Amendment and that the obligations of each Cross-Guarantor under its respective Cross-Guaranty extend to the Credit Agreement and the other Loan Documents as amended by, or in connection with, this Amendment. This reaffirmation of each Cross-Guarantor’s Cross-Guaranty shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of any Cross-Guarantor relative to any past or future extension of credit, amendment or modification, extension or other action with respect thereto, in order for any such extension of credit, amendment or modification, extension or other action with respect thereto to be subject to a Cross-Guarantor’s Cross-Guaranty, it being expressly acknowledged and reaffirmed that each Cross-Guarantor has under its respective Cross-Guaranty consented, among others things, to modifications, amendments, extensions and other actions with respect thereto without any notice thereof or any further consent thereto.

          5. Reaffirmation of Guaranty and Security. As a condition of this Amendment, on the Effective Date, Borrowers will cause each Guarantor to execute and deliver to Agent the Reaffirmation of Guaranty and Security provided after the signatures below and incorporated by reference herein.

          6. Additional Conditions; Other Documents. As a condition of this Amendment, Borrowers will deliver to Agent, on or before the execution of this Amendment, (i) a copy, certified by the Secretary of each Borrower, of resolutions of the Board of Directors of Borrowers, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance acceptable to Agent; (ii) a copy, certified by the Secretary of each Guarantor of resolutions of the sole member of each Guarantor authorizing the execution of the Reaffirmation of Guaranty and Security and all other documents executed in connection therewith, which certificate and resolutions will be in form and substance acceptable to Agent; and (iii) such other documents, instruments, and agreements deemed necessary or desirable by Agent to effect the amendments to Borrowers’ credit facilities with Agent, LC Issuer and the Lenders contemplated by this Amendment.

          7. Reaffirmation of Security. Borrowers and Agent, LC Issuer and the Lenders hereby expressly intend that this Amendment shall not in any manner: (i) constitute the refinancing, refunding, payment or extinguishment of the existing Obligations as of the Effective Date; (ii) be deemed to evidence a novation of the outstanding balance of the Obligations; or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any of the Security Documents. Borrowers ratify and reaffirm any and all grants of Liens to Agent in the Loan Collateral as security for the Obligations, and Borrowers acknowledge and confirm that the grant of the Liens to Agent in the Loan Collateral: (a) represent continuing Liens on all of the Loan Collateral, (b) secure all of the Obligations, and (c) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

          8. Representations. To induce Agent, LC Issuer and the Lenders to accept this Amendment, each Borrower hereby represents and warrants to Agent, LC Issuer and the Lenders as follows:

                    8.1 Each Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment and the other documents executed in connection therewith, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

                    8.2 This Amendment constitutes the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

                    8.3 Each Borrower’s representations and warranties contained in the Credit Agreement are complete and correct as of the Effective Date with the same effect as though these representations and warranties had been made again on and as of the Effective Date, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

                    8.4 No Event of Default has occurred and is continuing under the Credit Agreement, other than the Existing Defaults.

          9. Costs and Expenses; Covenant Waiver Fee. As a condition of this Amendment, (i) Borrowers will pay to Agent a covenant waiver fee of $10,000, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrowers will promptly on demand pay or reimburse Agent for the costs and expenses incurred by Agent in connection with this Amendment, including, without limitation, attorneys’ fees.

          10. Release. Borrowers hereby release Agent, LC Issuer and the Lenders from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Agent, LC Issuer and the Lenders of its express agreements and obligations stated in the Loan Documents on and after the Effective Date.

          11. Default. Any default by Borrowers in the performance of Borrowers’ obligations under this Amendment shall constitute an Event of Default under the Credit Agreement.

          12. Continuing Effect of the Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

          13. One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

          14. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

          15. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          16. Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

          17. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

[Signature Page Follows]

          IN WITNESS WHEREOF, Borrowers have executed this Amendment to be effective as of the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Robert D. Coleman

Robert D. Coleman, Chief Financial Officer

ISA INDIANA, INC.

By:	/s/ Robert D. Coleman

Robert D. Coleman, Chief Financial Officer

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:	/s/ Jason McCaw

Jason McCaw, Assistant Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Jason McCaw

Jason McCaw, Assistant Vice President

FIFTH THIRD BANK, as LC Issuer

By:	/s/ Jason McCaw

Jason McCaw, Assistant Vice President

REAFFIRMATION OF GUARANTY AND SECURITY

          In satisfaction of the condition set forth in the Third Amendment to Credit Agreement between Agent, LC Issuer, the Lenders and Borrowers (the “Amendment”), the undersigned (“Guarantors”) hereby: (i) consent to the Amendment and to the transactions contemplated therein, (ii) ratify and reaffirm their Guaranty dated as of July 30, 2010 (the “Guaranty”), (iii) acknowledge and agree that Guarantors are not released from their obligations under the Guaranty by reason of the Amendment or the transactions contemplated thereby and that the obligations of Guarantors under the Guaranty extend to the Credit Agreement and the other Loan Documents, as amended, or as amended and restated, in connection with the Amendment, and (iv) confirm that the Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the indebtedness evidenced by the existing Loan Documents and secured by their Security Agreement dated as of July 30, 2010 (the “Security Agreement”); (b) be deemed to evidence a novation of the outstanding balance of the indebtedness secured by the Security Agreement; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Security Agreement or any other Security Document evidencing, governing or creating a Lien on the Loan Collateral. Guarantors further ratify and reaffirm any and all grants of Liens to Agent on the Loan Collateral to secure Guarantors’ obligations owing under the Guaranty, and Guarantors acknowledge and confirm that the grants of the Liens to Agent on Guarantors’ Loan Collateral: (A) represent continuing Liens on all such Loan Collateral, (B) secure all of the Guaranteed Obligations (as defined in the Guaranty), and (C) represent valid, first and best Liens on all such Loan Collateral, subject to the Permitted Liens.

          This Reaffirmation of Guaranty and Security shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of Guarantors relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Guaranty or the Security Agreement, it being expressly acknowledged and reaffirmed that Guarantors have under the Guaranty and the Security Agreement consented, among others things, to modifications, extensions and other actions with respect thereto without any notice thereof or further consent thereto. All references in any of the Loan Documents to the Guaranty will be deemed to be references to the Guaranty as amended by this Reaffirmation of Guaranty and Security. This Reaffirmation of Guaranty and Security may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by each party and Fifth Third Bank as if this Reaffirmation of Guaranty and Security were a manually signed original and (ii) will be binding on each party for all purposes. All capitalized terms used in this Reaffirmation of Guaranty and Security and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation of Guaranty and Security as of the Effective Date.

ISA Indiana Real Estate, LLC
ISA Logistics LLC
ISA Real Estate, LLC
7021 Grade Lane LLC
7124 Grade Lane LLC
7200 Grade Lane LLC
Computerized Waste Systems, LLC
ISA Recycling LLC
Waste Equipment Sales & Service Co., LLC

By: Industrial Services of America, Inc., sole member

By:	/s/ Robert D. Coleman

Robert D. Coleman, Chief Financial Officer

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:	/s/ Jason McCaw

Jason McCaw, Assistant Vice President

EXHIBIT D

COMPLIANCE CERTIFICATE

For the [Quarterly] [Annual] Test Period
from _______________, 20___
to ___________, 20___

Fifth Third Bank, as Agent
38 Fountain Square Plaza
MD#10AT63
Cincinnati, Ohio 45263
Attn: Jason McCaw, Assistant Vice President
Fax Number: (513) 534-8400

Ladies and Gentlemen:

          This Compliance Certificate (this “Certificate”) is delivered to you pursuant to Sections 6.1(a) and 6.1(b) of the Credit Agreement dated as of July 30, 2010, among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana” and together with ISA, collectively, “Borrowers”), the Lenders (as defined in the Credit Agreement) party thereto, and FIFTH THIRD BANK, as Agent (“Agent”) for the Lenders and the LC Issuer, as amended by the First Amendment to Credit Agreement dated as of April 14, 2011, the Second Amendment to Credit Agreement dated as of November 16, 2011, and the Third Amendment to Credit Agreement dated as of March 2, 2012 (such Credit Agreement, as it now exists or as it may be amended, modified or restated from time to time, is referred to as the “Credit Agreement”). Unless otherwise stated in this Certificate, capitalized terms used in this Certificate shall have the meanings ascribed to them in the Credit Agreement.

          The undersigned hereby certifies to Agent and the Lenders (“you”) as follows:

          1. The undersigned is, and at all times during the Subject Period was, the duly elected, qualified and acting [Insert correct title: chief financial officer, chief operating officer OR chief executive officer] of ISA.

          2. The undersigned has reviewed the provisions of the Credit Agreement and the other Loan Documents (collectively, the “Documents”) and has reviewed the activities of the Credit Parties during the period from ____________, 20__, to ______________, 20__ (the “Subject Period”) with a view towards determining whether, during the Subject Period, the Credit Parties have kept, observed, performed and fulfilled all of their respective obligations under the Documents.

          3. The financial statements of the Credit Parties delivered to you concurrently herewith (the “Financial Statements”)[, while not examined by the Accountants,] reflect [in the undersigned’s opinion] all adjustments necessary to present fairly, in all material respects, the Consolidated financial position of the Credit Parties as at the end of the Subject Period and the results of their operations for the Subject Period then ended in conformity with GAAP consistently applied[, subject only to normal year-end adjustments and the absence of footnotes].

[Delete bracketed statements for Annual Certificate.]

          4. As of the date of this Certificate, to the best of the undersigned’s knowledge, after reasonable inquiry, no event has occurred which constitutes a Default or an Event of Default. (If a Default or an Event of Default has occurred and is continuing, Schedule A contains a statement as to the nature thereof and the action which the Credit Parties have taken or propose to take with respect thereto).

          5. In particular, the calculations shown on Schedule B attached hereto demonstrate compliance with the Financial Covenants as set forth in Article VII of the Credit Agreement. (If there is not compliance with any Financial Covenant, Schedule B (i) lists the same and sets forth what action the Credit Parties have taken or propose to take with respect thereto and (ii) explains the variances of the figures in the Financial Statements from the Projections). Schedule B attached hereto also describes and analyzes in detail all material trends, changes, and development in each and all Financial Statements.

          6. Attached hereto as Schedule C are summaries of accounts payable agings, Receivable agings, and Inventory, in each case reconciled to the Credit Parties’ general ledger and Borrowing Base Certificate for the end of the Subject Period.

          7. [Annual:] Attached hereto as Schedule D are Projections of the Credit Parties for the period from ____________, 20___ to ______________, 20___. Schedule D states: (i) the assumptions on which the Projections were prepared and (ii) that the assumptions, except as otherwise noted on Schedule D, were prepared on a consistent basis with the operation of the Credit Parties’ business during the immediately preceding Fiscal Year and with factors known to exist as of the date of this Certificate or anticipated to exist during the periods covered by the Projections. The undersigned certifies that he or she has no reason to believe that the Projections, subject to the assumptions stated on Schedule D, are false or misleading in any material respect. The Credit Parties make no representations or warranties regarding the accuracy of any projections, predictions or other estimation of future events, or any information or data, in each case, pertaining generally to the Credit Parties’ respective industries.

          Dated: _______________, 20__

By:

Name:

Title:

Schedules:
A – Defaults and Events of Default
B – Financial Covenant Calculations
C – Summaries of Accounts Receivable, Accounts Payable and Inventory Values
D – Projections

Schedule A
to
Compliance Certificate

(Description of any Defaults or Events of Default)

Schedule B
to
Compliance Certificate

(Financial Covenant Calculations1)

I.	Maximum Senior Leverage Ratio:

	A.	Computation Date: For Test Period Ended _______________, 20___

	B.	Required Covenant:

Computation Date	Maximum Senior Leverage Ratio

March 31, 2012	4.250 to 1
June 30, 2012	3.50 to 1
September 30, 2012	3.50 to 1
December 31, 2012	3.250 to 1
March 31, 2013	3.250 to 1
June 30, 2013	3.250 to 1

C.	Actual Computation: _______________: 1

1.	Consolidated Senior Funded Debt (as of the end of the applicable Test Period):	$	________________

2.	# 1 Divided by:

3.	Consolidated Adjusted EBITDA	$	________________

Consolidated Adjusted EBITDA Computation (for the applicable Test Period):

1.	Net Income	$	________________

2.	Plus: to the extent deducted in determining Net Income and Consolidated EBITDA for such period:

a.	Interest Expense	$	________________

b.	Tax expense	$	________________

c.	Amortization and Depreciation expenses	$	________________

d.	Non-cash compensation for issuance of Equity Interests and Capital Securities	$	________________

e.	Non-cash extraordinary or non-recurring non-cash charges or non-cash losses	$	________________

1	Per definitions in, and as determined by, the Credit Agreement.

f.	Non-cash charges under Rate Management Agreements	$	________________

3.	Subtotal (2a + 2b + 2c + 2d + 2e + 2f) =	$	________________

4.	Minus: to the extent included in Net Income and Consolidated EBITDA for such period:

a.	Non-cash extraordinary or non-cash non-recurring income or gains	$	________________

b.	Gains from sales of capital Property	$	________________

c.	Gains from write-up of Property	$	________________

5.	Subtotal (4a + 4b + 4c) =	$	________________

6.	Total (1 + 3 - 5) =	$	________________

II.	Minimum Fixed Charge Coverage Ratio:

	A.	Computation Date: For Test Period Ended _______________, 20___

	B.	Required Covenant:

Computation Date	Maximum Leverage Ratio

March 31, 2012 and each Computation Date thereafter	1.20 to 1

C.	Actual Computation: _______________________ : 1

1.	Consolidated Adjusted EBITDA (as computed under I above) for the Test Period	$	________________

2.	Minus:

a.	Cash Non-financed Capital Expenditures for such Test Period	$	________________

b.	Income, franchise, commercial activity Taxes or equivalent income-type Taxes paid in cash for such Test Period	$	________________

3.	Subtotal (1 – 2a – 2b) =	$	________________

4.	#3 Divided by (the sum of):

a.	Consolidated Fixed Charges (see below) for the Test Period	$	________________

b.	Dividends or distributions (including Share Repurchases) paid by Parent to its stockholders in cash for the Test Period	$	________________

5.	Subtotal (4a + 4b) =	$	________________

6.	Ratio (3 ÷ 5) =	$	________________

Consolidated Fixed Charges Computation (for the applicable Test Period):

1.	Interest Expense paid in cash	$	________________

Plus:

2.	Scheduled payments of principal on Indebtedness for Borrowed Money, including principal component of any Capital Lease	$	________________

3.	Total (1 + 2) =	$	________________

III.	Limitation on Capital Expenditures:

A.	Computation Date: For Test Period Ended ______________, 20__

B.	Required Covenant:

Computation Date	Maximum Aggregate Cumulative Capital Expenditures

For each Fiscal Year ending on or after December 31, 2010	$4,000,000

          C. Actual Amount: $__________ [which is net of the aggregate costs of the 7100 Grade Lane Real Property Acquisition of $_________________].

IV. Further Description. If there is not compliance with any Financial Covenant, below (i) sets forth what action the Credit Parties have taken or propose to take with respect thereto and (ii) explains the variances of the figures in the Financial Statements from the Projections (as defined in the Credit Agreement). Also below is a description and analysis of all material trends, changes, and development in each and all Financial Statements:

Schedule C
to
Compliance Certificate

(Summaries of Accounts Receivable, Accounts Payable, and Inventory Values)

Schedule D
to
Compliance Certificate

(Projections)